EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS RECORD FOURTH QUARTER AND ANNUAL EARNINGS

CHICAGO, January 25, 2008 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., announced today fourth quarter results for 2007.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its wholly owned subsidiaries, unless we indicate otherwise.  We had net income of $36.4 million for the fourth quarter of 2007 compared to $18.1 million for the fourth quarter of 2006, an increase of 101.2%, and $18.3 million for the third quarter of 2007, an increase of 98.8%.  Fully diluted earnings per share for the fourth quarter of 2007 were $1.02 per share as compared to $0.49 per share for the fourth quarter of 2006, and $0.51 per share for the third quarter of 2007.  The Company had net income of $93.9 million for the year ended December 31, 2007 compared to $67.1 million for the year ended December 31, 2006, an increase of 39.9%.

On November 28, 2007, we completed the sale of our Oklahoma City-based subsidiary bank, Union Bank, N.A., for $76.1 million, resulting in an after-tax gain of $28.8 million, or $0.81 per diluted share for the fourth quarter of 2007.  Prior to closing, Union Bank sold to our lead subsidiary bank, Chicago-based MB Financial Bank, N.A., approximately $100 million in performing loans previously purchased from and originated by MB Financial Bank.

Other significant items for the quarter were as follows:

-
Strong commercial loan growth continued in the fourth quarter.  Annualized commercial related loan growth was approximately 19%, with approximately one-half of the increase due to organic growth and the balance due to the purchase of loans by MB Financial Bank from Union Bank, previously reported as assets held for sale, prior to the closing of the Union Bank sale, as noted earlier.

-
Non-performing loans as a percentage of total loans remained stable at 0.44%, while our fourth quarter annualized net loan charge-offs to average loans of 0.29% was slightly higher than our average of 0.25% for the year ended December 31, 2007.  Our provision for loan losses increased to $8.0 million for the fourth quarter, reflecting loan growth, an increase in potential problem loans, and general uncertainty in the current economic environment.

-	Our net interest margin in the fourth quarter, expressed on a fully tax equivalent basis, was 3.28%, within the expected range of 3.26% to 3.34% we previously communicated.

-	There were a number of non-core business transactions from continuing operations during the fourth quarter of 2007 including (pre-tax):

•	an executive separation agreement expense of $5.9 million,
•	unamortized issuance costs recognized due to the redemption of trust preferred securities of $1.9 million,
•	a loss on the sale of investment securities of $1.5 million,
•	a contribution to the MB Financial Charitable Foundation of $1.5 million,
•	a provision for loan losses attributable to the loans purchased from Union Bank, as noted earlier, of $1.3 million,
•	a gain on the sale of artwork that was acquired as a result of our acquisition of First Oak Brook Bancshares, Inc. (FOBB), parent of Oak Brook Bank, in the third quarter of 2006, of $733 thousand,
•	non-recurring rent expense of $494 thousand,
•	a gain on the sale of our brokerage third party marketing business of $447 thousand,
•	a Visa litigation expense of $342 thousand.

As a whole, these non-core transactions decreased our fourth quarter earnings from continuing operations by $7.7 million, net of tax assuming a 35% tax rate, or $0.22 per diluted share.  There were no significant non-core items in the third quarter of 2007 or in the fourth quarter of 2006.

RESULTS OF OPERATIONS

Fourth Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis remained stable from the third quarter of 2007 to the fourth quarter of 2007.  The increase in average interest earning assets was offset by a six basis point decrease in the net interest margin.  The decline in the net interest margin was primarily due to our interest bearing assets adjusting to the decrease in interest rates in the fourth quarter more rapidly than our interest bearing liabilities.  Fierce competition for deposits continued during the fourth quarter.  As a result, although general interest rates declined during the fourth quarter, the yields on our certificates of deposits remained historically high relative to other interest rates.

See the supplemental net interest margin table for further detail.

Other Income

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
Core other income:
Loan service fees	$ 2,080	$ 1,253	$ 1,388	$ 1,537	$ 1,278
Deposit service fees	6,635	6,501	5,624	5,158	5,244
Lease financing, net	4,155	3,952	3,744	3,996	3,895
Brokerage fees	1,399	2,067	2,716	2,452	2,061
Trust and asset management fees	2,101	2,490	2,666	2,281	2,326
Increase in cash surrender value of life insurance	1,225	1,288	1,269	1,221	1,184
Merchant card processing	4,293	4,131	4,045	3,878	3,434
Other operating income	1,282	1,507	1,303	1,449	1,491
Total core other income	23,170	23,189	22,755	21,972	20,913

Non-core other income (1):
Gain on sale of third party brokerage business (A)	447	-	500	-	-
Gain on sale of artwork (D)	733	-	1,634	-	-
Gain on sale of properties (D)	-	-	7,439	-	-
Net gain (loss) on sale of other assets (D)	(10)	293	(14)	22	55
Net gain (loss) on sale of investment securities	(1,529)	(114)	(2,077)	(24)	82
Gain on sale of land trust business (B)	-	-	-	909	-
Increase (decrease) in market value of assets held in trust for deferred compensation (C)	170	(109)	483	65	316
Total non-core other income	(189)	70	7,965	972	453

Total other income	$ 22,981	$ 23,259	$ 30,720	$ 22,944	$ 21,366

(1)
Letters denote the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Brokerage fees, B – Trust and asset management fees, C – Other Operating Income, and D – Net gain (loss) on sale of other assets.

Our core business loan service fees increased from the third quarter of 2007 to the fourth quarter of 2007, primarily due to an increase in loan pre-payment fees, and partially due to an increase in loan syndication fees recognized during the fourth quarter compared to the third quarter.  The decrease in our core business brokerage fee income was primarily due to the sale of our third party brokerage business during the second quarter of 2007, and conversion of customer accounts to the purchaser’s platform in third quarter.  The decrease in our core business brokerage fee income was offset by significant corresponding reductions in brokerage expense as a result of selling our third party brokerage business.

During the second quarter of 2007 we sold our third party brokerage business for initial cash consideration of $500 thousand.  In the fourth quarter of 2007, we received additional cash consideration of $447 thousand that was based on subsequent customer retention by the buyer.  Additionally, we realized a gain of $733 thousand in the fourth quarter of 2007 on the sale of artwork that was acquired as a result of our acquisition of FOBB.  We do not anticipate generating any additional gains on the sale of artwork.  Also, during the fourth quarter of 2007, we sold approximately $95.0 million in investment securities that resulted in a net loss of $1.5 million.  The proceeds were redeployed to fund loan growth, paydowns on wholesale funding, and new investment purchases.  The increase in market value of assets held in trust for deferred compensation is recorded in other income and is offset by the same amount recorded as other expense.

Other Expense

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
Core other expense:
Salaries and employee benefits	$ 26,759	$ 27,507	$ 26,130	$ 24,934	$ 26,645
Occupancy and equipment expense	7,239	6,928	7,054	7,200	6,733
Computer services expense	1,949	1,846	1,857	1,817	1,746
Advertising and marketing expense	962	1,214	1,444	1,410	1,049
Professional and legal expense	862	593	656	530	368
Brokerage fee expense	432	918	1,403	1,271	1,087
Telecommunication expense	757	681	689	681	693
Other intangibles amortization expense	871	874	878	881	972
Merchant card processing	3,815	3,487	3,474	3,270	3,045
Other operating expenses	5,156	4,888	4,805	4,747	4,676
Total core other expense	48,802	48,936	48,390	46,741	47,014

Non-core other expense (1):
Vision severance payments (E)	-	-	200	-	-
Executive separation agreement expense (E)	5,908	-	-	-	-
Contribution to MB Financial Charitable Foundation (F)	1,500	-	3,000	-	-
Unamortized issuance costs related to redemption of trust preferred securities (G)	1,914	-	-	-	-
Rent expense (H)	494	-	-	-	-
Visa litigation expense (F)	342	-	-	-	-
Increase in market value of assets held in trust for deferred compensation (E)	170	(109)	483	65	316
Total non-core other expense	10,328	(109)	3,683	65	316

Total other expense	$ 59,130	$ 48,827	$ 52,073	$ 46,806	$ 47,330

(1)  Letters denote the corresponding line items where the non-core other expense items reside in the consolidated statements of income as follows:  E – Salaries and employee benefits, F – Other Operating Expenses, G – Profession and legal expense and H –Occupancy and equipment expense.

As noted earlier, the decrease in our core business brokerage fee expense was primarily due to the sale of our third party brokerage business during the second quarter of 2007.

As previously reported by the Company, on October 23, 2007, the Company and Richard M. Rieser, Jr., the Company’s Vice Chairman, Executive Vice President and Chief Marketing and Legal Strategist, executed a separation and settlement agreement pursuant to which Mr. Rieser resigned from each of his positions with the Company.  As a result of Mr. Rieser’s termination of service and the amounts payable to him pursuant to the agreement, we incurred $5.9 million of additional salary and employee benefits expense in the fourth quarter of 2007.  We estimate that we will realize cost savings, net of tax, of approximately $1.1 million or $0.03 per share per year as a result of Mr. Rieser’s termination of service.  During the fourth quarter we made a $1.5 million contribution to the MB Financial Charitable Foundation, which is dedicated to strengthening the communities where MB Financial Bank operates.  On October 2, 2007, we redeemed $61.7 million of trust preferred securities with a fixed coupon rate of 8.60%.  As a result of redeeming these securities, we recognized $1.9 million of unamortized issuance costs.  We recognized $494 thousand of non-recurring rental expense in the fourth quarter of 2007. Additionally, during the fourth quarter of 2007, we incurred litigation expense due to our proportionate share of Visa litigation charges.  This expense pertained to both Visa’s legal settlement with American Express, as well as other pending Visa litigation, including litigation with Discover Card. Like all Visa member banks, MB Financial Bank is obligated to share in certain liabilities associated with Visa’s litigation.  The increase in market value of assets held in trust for deferred compensation is recorded in salaries and employee benefit expense, and is offset by the same amount recorded as other income.

Income Taxes

Income tax expense from continuing operations for the three months ended December 31, 2007, decreased $4.8 million to $1.9 million compared to $6.7 million for the three months ended September 30, 2007.  The effective tax rate was 19.2% and 27.9% for the quarters ended December 31, 2007 and September 30, 2007, respectively.  The decline in the effective tax rate was primarily due to a higher percentage of pre-tax income generated from tax exempt sources for the three months ended December 31, 2007, compared to the three months ended September 30, 2007.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2007		2007		2007		2007		2006
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total

Commercial related credits:
Commercial loans	$1,323,455	24%	$1,261,995	23%	$1,161,268	22%	$1,106,806	22%	$1,020,707	21%
Commercial loans collateralized by
assignment of lease payments (lease loans)	553,138	10%	453,340	8%	437,581	8%	375,763	7%	392,063	8%
Commercial real estate (1)	1,994,312	36%	1,915,845	36%	1,819,388	36%	1,819,098	36%	1,804,103	36%
Construction real estate	825,216	14%	849,914	16%	884,560	17%	841,065	17%	851,896	17%
Total commercial related credits	4,696,121	84%	4,481,094	83%	4,302,797	83%	4,142,732	82%	4,068,769	82%
Other loans:
Residential real estate (1)	372,787	6%	362,963	7%	354,763	6%	350,100	8%	360,183	7%
Indirect vehicle	146,311	3%	142,827	3%	131,308	3%	120,342	2%	110,573	2%
Home equity	347,676	6%	344,116	6%	348,336	7%	363,967	7%	381,612	8%
Consumer loans	52,732	1%	51,532	1%	52,302	1%	63,265	1%	50,357	1%
Total other loans	919,506	16%	901,438	17%	886,709	17%	897,674	18%	902,725	18%

Gross loans (2)	5,615,627	100%	5,382,532	100%	5,189,506	100%	5,040,406	100%	4,971,494	100%
Allowance for loan losses	(65,103)		(61,122)		(59,058)		(58,705)		(58,983)
Net loans	$5,550,524		$5,321,410		$5,130,448		$4,981,701		$4,912,511

(1)
During the third quarter of 2007, multifamily residential real estate loans were reclassified from residential real estate loans to commercial real estate loans.  Prior periods have been reclassified to conform to the current period’s presentation.

(2)
Gross loan balances at December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007, and December 31, 2006, are net of unearned income, including net deferred loan fees of $2.8 million, $2.9 million, $2.9 million, $2.8 million, and $3.0 million, respectively.

Commercial related credits increased by 19% on an annualized basis from September 30, 2007 to December 31, 2007.  Total loans increased by 17% on an annualized basis over the same period.  In each case, loan growth was due to organic growth and the purchase of approximately $100 million of loans by MB Financial Bank from Union Bank, prior to the closing of the Union Bank sale, as noted earlier.  The composition of the loans purchased from Union bank was approximately 57% lease loans, 32% commercial real estate loans, and 11% commercial loans.  Excluding growth attributable to the Union Bank loan purchase, commercial related credits grew by slightly more than 10% on an annualized basis in the fourth quarter of 2007, and 13% for the entire year.  Including growth attributable to the Union Bank loan purchase, commercial related credits and total loans increased by 15% and 13%, respectively, from December 31, 2006 to December 31, 2007.   Loan growth in both commercial related credits and in total loans, was primarily due to growth in both existing customer and new customer loan demand resulting from the Company’s focus on marketing and new business development.

ASSET QUALITY

The following table presents a summary of non-performing assets as of the dates indicated (dollar amounts in thousands):

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Non-performing loans:
Non-accrual loans (1)	$ 24,459	$ 23,901	$ 21,799	$ 23,222	$ 21,164
Loans 90 days or more past due, still accruing interest	-	-	-	-	304
Total non-performing loans	24,459	23,901	21,799	23,222	21,468
Other real estate owned	1,120	566	111	319	2,844
Repossessed vehicles	179	288	188	61	192
Total non-performing assets	$ 25,758	$ 24,755	$ 22,098	$ 23,602	$ 24,504
Total non-performing loans to total loans	0.44%	0.44%	0.42%	0.46%	0.43%
Allowance for loan losses to non-performing loans	266.17%	255.73%	270.92%	252.80%	274.75%
Total non-performing assets to total assets	0.33%	0.31%	0.28%	0.30%	0.31%

(1)	There were no restructured loans in any period presented.

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006

Balance at beginning of period	$ 61,122	$ 59,058	$ 58,705	$ 58,983	$ 58,439
Provision for loan losses	8,000	4,500	3,000	3,813	3,500

Charge-offs	(4,512)	(3,395)	(4,046)	(4,354)	(4,056)
Recoveries	493	959	1,399	263	1,100
Net charge-offs	(4,019)	(2,436)	(2,647)	(4,091)	(2,956)

Balance	$ 65,103	$ 61,122	$ 59,058	$ 58,705	$ 58,983
Total loans	$ 5,615,627	$ 5,382,532	$ 5,189,506	$ 5,040,406	$ 4,971,494
Average loans	$ 5,459,430	$ 5,275,376	$ 5,099,822	$ 4,989,817	$ 4,873,821
Ratio of allowance for loan losses to total loans	1.16%	1.14%	1.14%	1.16%	1.19%
Net loan charge-offs to average loans (annualized)	0.29%	0.18%	0.21%	0.33%	0.24%

The increase in our provision from the third quarter of 2007 to the fourth quarter of 2007 was primarily due to our organic loan growth during the fourth quarter, our purchase of loans from Union Bank, as noted earlier, an increase in potential problem loans, and our concern that economic conditions are worsening at a national level.

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

We define potential problem loans as performing loans rated substandard or doubtful, that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We do not necessarily expect to realize losses on potential problem loans, but we recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amounts of potential problem loans were $87.6 million, or 1.56% of total loans as of December 31, 2007, and approximately $45.6 million, or 0.85% of total loans as of September 30, 2007.  A majority of the increase in potential problem loans was due to the addition of certain residential construction loans.

The following is a summary of charge-offs and non-performing loans for the prior twenty quarters (in thousands):

	Net Charge-Offs	Annualized Net Charge-Offs to Average Loans	End of Period Non-Performing Loans	Non-Performing Loans to Total Loans	Potential Problem Loans to Total Loans	Total Non-Performing Loans and Potential Problem Loans to Total Loans

2003 – 1st Qtr	$ 1,219	0.20%	$ 22,384	0.86%	1.56%	2.42%
2003 – 2nd Qtr	2,872	0.44%	$ 21,503	0.84%	1.15%	1.99%
2003 – 3rd Qtr	4,538	0.69%	$ 25,519	0.98%	1.04%	2.02%
2003 – 4th Qtr	1,524	0.23%	$ 21,073	0.79%	0.89%	1.68%
2003 – Full Year	$ 10,153	0.39%

2004 – 1st Qtr	$ 1,317	0.20%	$ 25,922	0.96%	1.45%	2.40%
2004 – 2nd Qtr	1,962	0.28%	$ 28,789	0.95%	1.34%	2.29%
2004 – 3rd Qtr	1,632	0.21%	$ 25,228	0.84%	1.45%	2.28%
2004 – 4th Qtr	2,416	0.31%	$ 22,571	0.71%	1.28%	1.99%
2004 – Full Year	$ 7,327	0.25%

2005 – 1st Qtr	$ 2,890	0.36%	$ 25,623	0.79%	0.81%	1.60%
2005 – 2nd Qtr	2,074	0.25%	$ 22,883	0.67%	0.59%	1.26%
2005 – 3rd Qtr	1,805	0.21%	$ 18,212	0.53%	0.67%	1.20%
2005 – 4th Qtr	1,346	0.16%	$ 20,171	0.58%	0.61%	1.19%
2005 – Full Year	$ 8,115	0.24%

2006 – 1st Qtr	$ 1,036	0.12%	$ 19,685	0.55%	0.66%	1.21%
2006 – 2nd Qtr	866	0.10%	$ 15,887	0.43%	0.88%	1.31%
2006 – 3rd Qtr	4,975	0.46%	$ 19,912	0.41%	0.45%	0.86%
2006 – 4th Qtr	2,956	0.24%	$ 21,468	0.43%	0.48%	0.91%
2006 – Full Year	$ 9,833	0.24%

2007 – 1st Qtr	$ 4,091	0.33%	$ 23,222	0.46%	0.63%	1.09%
2007 – 2nd Qtr	2,647	0.21%	$ 21,799	0.42%	0.41%	0.83%
2007 – 3rd Qtr	2,436	0.18%	$ 23,901	0.44%	0.85%	1.29%
2007 – 4th Qtr	4,019	0.29%	$ 24,459	0.44%	1.56%	2.00%
2007 – Full Year	$ 13,193	0.25%

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At December 31, 2007	At September 30, 2007	At June 30, 2007	At March 31, 2007	At December 31, 2006
Fair value
U.S. Treasury securities	$ -	$ -	$ 1,274	$ 7,280	$ 11,248
Government sponsored agencies and enterprises	310,538	328,040	414,620	540,141	665,435
States and political subdivisions	412,302	397,807	386,040	366,865	370,036
Mortgage-backed securities	438,056	487,747	489,345	468,092	495,215
Corporate bonds	13,057	22,006	27,643	30,215	27,316
Equity securities	67,131	73,526	69,856	58,089	58,551
Debt securities issued by foreign governments	301	298	298	547	547
Total fair value	1,241,385	1,309,424	1,389,076	1,471,229	1,628,348

Amortized cost
U.S. Treasury securities	-	-	1,290	7,302	11,287
Government sponsored agencies and enterprises	305,768	326,504	417,647	538,836	666,854
States and political subdivisions	407,973	396,896	392,378	365,600	369,204
Mortgage-backed securities	435,743	489,219	496,675	475,335	505,241
Corporate bonds	12,797	22,120	28,024	30,327	27,477
Equity securities	67,117	73,584	70,068	58,148	58,627
Debt securities issued by foreign governments	299	298	298	547	547
Total amortized cost	1,229,697	1,308,621	1,406,380	1,476,095	1,639,237

Unrealized gain (loss)
U.S. Treasury securities	-	-	(16)	(22)	(39)
Government sponsored agencies and enterprises	4,770	1,536	(3,027)	1,305	(1,419)
States and political subdivisions	4,329	911	(6,338)	1,265	832
Mortgage-backed securities	2,313	(1,472)	(7,330)	(7,243)	(10,026)
Corporate bonds	260	(114)	(381)	(112)	(161)
Equity securities	14	(58)	(212)	(59)	(76)
Debt securities issued by foreign governments	2	-	-	-	-
Total unrealized gain (loss)	$ 11,688	$ 803	$ (17,304)	$ (4,866)	$ (10,889)

Our investment security portfolio continued to decrease, as a majority of securities that have been sold or matured have not been replaced due to the lack of attractive investment opportunities.  We do not have any meaningful direct or indirect holdings of subprime residential mortgages in our investment portfolio.  The equity securities in our investment portfolio consist primarily of Federal Home Loan Bank of Chicago common stock and Federal Reserve Bank stock.

FUNDING MIX

The following table shows the composition of our core and wholesale funding resources as of the dates indicated (dollars in thousands):

	December 31,		September 30,		June 30,		March 31,		December 31,
	2007		2007		2007		2007		2006
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total

Core funding:
Non-interest bearing deposits	$ 875,491	13%	$ 846,699	13%	$ 879,338	13%	$ 856,106	13%	$ 924,371	14%
Money market and NOW accounts	1,263,021	18%	1,336,162	20%	1,221,893	18%	1,162,047	18%	1,040,818	16%
Savings accounts	390,980	6%	407,608	6%	429,625	7%	447,697	7%	473,727	7%
Certificates of deposit	2,193,793	32%	2,236,197	33%	2,270,184	34%	2,325,655	35%	2,332,571	35%
Customer repurchase agreements	367,702	5%	341,893	5%	326,194	5%	293,785	4%	314,441	4%
Total core funding	5,090,987	74%	5,168,559	77%	5,127,234	77%	5,085,290	77%	5,085,928	76%

Wholesale funding:
Public funds deposits	312,032	5%	314,826	5%	327,560	5%	285,621	4%	239,492	4%
Brokered deposit accounts	478,466	7%	408,796	6%	394,644	6%	425,683	6%	569,574	9%
Other short-term borrowings	610,019	9%	468,042	6%	456,959	7%	428,631	7%	374,063	5%
Long-term borrowings	158,865	2%	162,577	3%	161,322	3%	165,006	3%	245,880	4%
Subordinated debt	50,000	1%	25,000	0%	25,000	0%	10,000	0%	10,000	0%
Junior subordinated notes issued to capital trusts	159,016	2%	197,537	3%	166,657	2%	179,096	3%	179,162	2%
Total wholesale funding	1,768,398	26%	1,576,778	23%	1,532,142	23%	1,494,037	23%	1,608,171	24%

Total funding	$ 6,859,385	100%	$ 6,745,337	100%	$ 6,659,376	100%	$ 6,579,327	100%	$ 6,694,099	100%

Other short-term borrowings increased from September 30, 2007 to December 31, 2007 primarily due to an increase in federal funds purchased.  During the fourth quarter of 2007, in addition to issuing $22.5 million of trust preferred securities (following the issuance of $30.0 million of trust preferred securities in the third quarter of 2007) we redeemed $61.7 million of trust preferred securities originally issued in the third quarter of 2002.

CAPITAL MANAGEMENT

On November 28, 2007, we announced our intent to expand our existing stock repurchase program from 2,000,000 to 3,000,000 shares. As of December 31, 2007, we had repurchased 2,333,270 of our outstanding shares under this program.  The 666,730 shares remaining under our expanded authorization may be repurchased from time to time over a twelve-month period, depending upon market conditions and other factors, in open market or privately negotiated transactions.

At December 31, 2007, our total risk-based capital ratio was 11.71%, Tier 1 capital to risk-weighted assets ratio was 9.86% and Tier 1 capital to average asset ratio was 8.18%, compared to 11.83%, 10.31% and 8.61%, respectively, at September 30, 2007.  The decrease in our risk-based capital ratios from the third quarter of 2007 to the fourth quarter of 2007 was primarily due to the redemption of $61.7 million of trust preferred securities during the fourth quarter of 2007, partially offset by the issuance of $22.5 million of trust preferred securities (following the issuance of $30.0 million of trust preferred securities in the third quarter of 2007) and earnings in the quarter.   MB Financial Bank, N.A. was categorized as “Well-Capitalized” under Federal Deposit Insurance Corporation regulations at December 31, 2007.

Our tangible equity to assets ratio (see selected financial data section below for definition) increased from 6.03% at September 30, 2007 to 6.28% at December 31, 2007.  Additionally, our tangible book value per share (see selected financial data section below for definition) increased from $12.89 to $13.48 over the same time period.

FORWARD-LOOKING STATEMENTS

When used in this press release and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that the loss of future income from Union Bank will have a greater impact on our overall earnings per share than we currently anticipate, whether due to our realizing less income than we expect to realize from the loans we repurchased from Union Bank prior to closing and on our investments of the Union Bank sale proceeds, or due to unfavorable market conditions or other factors impeding our planned stock repurchase activity; (2) expected cost savings and synergies from our merger and acquisition activities might not be realized within the expected time frames; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (9) our ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in the Chicago metropolitan area in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) our future acquisitions of other depository institutions or lines of business; (16) our deposit growth and deposit mix resulting from our new deposit gathering strategy may be less favorable than expected; and (17) the impact of the guidance prepared by the Office of the Comptroller of the Currency regarding concentrations in real estate lending.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

         MB FINANCIAL, INC. & SUBSIDIARIES
         CONSOLIDATED BALANCE SHEETS
         December 31, 2007, September 30, 2007, June 30, 2007,
         March 31, 2007, and December 31, 2006
         (Amounts in thousands, except common share data)
         (Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006

ASSETS
Cash and due from banks	$141,248	$119,961	$153,496	$96,541	$142,207
Interest bearing deposits with banks	9,093	7,582	3,622	4,576	5,086
Federal funds sold	-	-	-	45,000	-
Investment securities available for sale	1,241,385	1,309,424	1,389,076	1,471,229	1,628,348
Loans (net of allowance for loan losses of $65,103 at December 31, 2007,
$61,122 at September 30, 2007, $59,058 at June 30, 2007,
$58,705 at March 31, 2007, and $58,983 at December 31, 2006)	5,550,524	5,321,410	5,130,448	4,981,701	4,912,511
Assets held for sale	-	353,028	375,149	410,840	393,608
Lease investments, net	97,321	90,670	80,353	71,308	80,258
Premises and equipment, net	183,722	183,506	184,090	196,525	194,618
Cash surrender value of life insurance	116,690	117,900	116,624	115,354	114,134
Goodwill, net	379,047	379,047	379,047	379,047	379,047
Other intangibles, net	25,352	26,223	27,097	27,975	28,856
Other assets	90,321	91,745	82,306	87,691	99,625

Total assets	$7,834,703	$8,000,496	$7,921,308	$7,887,787	$7,978,298

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$875,491	$846,699	$879,338	$856,106	$924,371
Interest bearing	4,638,292	4,703,589	4,643,906	4,646,703	4,656,182
Total deposits	5,513,783	5,550,288	5,523,244	5,502,809	5,580,553
Short-term borrowings	977,721	809,935	783,153	722,416	688,504
Long-term borrowings	208,865	187,577	186,322	175,006	245,880
Junior subordinated notes issued to capital trusts	159,016	197,537	166,657	179,096	179,162
Liabilities held for sale	-	321,144	344,643	379,294	361,008
Accrued expenses and other liabilities	112,949	79,112	74,972	72,464	76,239
Total liabilities	6,972,334	7,145,593	7,078,991	7,031,085	7,131,346

Stockholders' Equity
Common stock, ($0.01 par value; authorized 43,000,000 shares at December 31, 2007, and September 30, 2007, and 40,000,000 at
June 30, 2007, March 31, 2007, and December 31, 2006; issued
37,401,023, 37,404,087, 37,345,661, 37,342,031and 37,332,328 shares at December 31, 2007, September 30, 2007, June 30, 2007, March 31,
2007, and December 31, 2006, respectively)	374	374	373	373	373
Additional paid-in capital	441,201	440,655	439,450	439,164	439,502
Retained earnings	505,260	475,208	463,359	448,855	437,353
Accumulated other comprehensive income(loss)	7,597	120	(12,028)	(3,690)	(7,602)
Less: 2,785,573, 1,809,035, 1,442,588, 818,372 and 666,120 shares of treasury stock at cost, at December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006,
respectively	(92,063)	(61,454)	(48,837)	(28,000)	(22,674)
Total stockholders' equity	862,369	854,903	842,317	856,702	846,952

Total liabilities and stockholders' equity	$7,834,703	$8,000,496	$7,921,308	$7,887,787	$7,978,298

         MB FINANCIAL, INC. & SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF INCOME
         (Amounts in thousands, except common share data)
         (Unaudited)
	Three months ended					Year Ended
	December, 31,	September30,	June 30,	March, 31	December, 31,	December, 31,	December, 31,
	2007	2007	2007	2007	2006	2007	2006
Interest income:
Loans	$ 100,802	$ 101,488	$ 96,793	$ 93,933	$ 94,175	$ 393,016	$ 310,194
Investment securities available for sale:
Taxable	10,181	11,983	13,163	14,348	15,904	49,675	51,836
Nontaxable	3,649	3,586	3,325	3,302	3,191	13,862	11,255
Federal funds sold	95	52	67	235	528	449	774
Other interest bearing accounts	102	63	49	50	68	264	312
Total interest income	114,829	117,172	113,397	111,868	113,866	457,266	374,371
Interest expense:
Deposits	45,917	47,942	46,337	45,453	47,269	185,649	141,108
Short-term borrowings	9,729	9,617	9,390	8,618	6,438	37,354	27,944
Long-term borrowings and junior subordinated notes	5,211	5,530	5,316	5,900	6,223	21,957	17,140
Total interest expense	60,857	63,089	61,043	59,971	59,930	244,960	186,192
Net interest income	53,972	54,083	52,354	51,897	53,936	212,306	188,179
Provision for loan losses	8,000	4,500	3,000	3,813	3,500	19,313	10,100
Net interest income after provision for loan losses	45,972	49,583	49,354	48,084	50,436	192,993	178,079
Other income:
Loan service fees	2,080	1,253	1,388	1,537	1,278	6,258	5,400
Deposit service fees	6,635	6,501	5,624	5,158	5,244	23,918	19,445
Lease financing, net	4,155	3,952	3,744	3,996	3,895	15,847	13,369
Brokerage fees	1,846	2,067	3,216	2,452	2,061	9,581	9,318
Trust and asset management fees	2,101	2,490	2,666	3,190	2,326	10,447	6,916
Net (loss) gain on sale of investment securities	(1,529)	(114)	(2,077)	(24)	82	(3,744)	(445)
Increase in cash surrender value of life insurance	1,225	1,288	1,269	1,221	1,184	5,003	3,964
Net gain (loss) on sale of other assets	723	293	9,059	22	55	10,097	860
Merchant card processing	4,293	4,131	4,045	3,878	3,434	16,347	6,848
Other operating income	1,452	1,398	1,786	1,514	1,807	6,150	5,646
	22,981	23,259	30,720	22,944	21,366	99,904	71,321
Other expense:
Salaries and employee benefits	32,837	27,398	26,813	24,999	26,961	112,047	88,907
Occupancy and equipment expense	7,733	6,928	7,054	7,200	6,733	28,915	24,462
Computer services expense	1,949	1,846	1,857	1,817	1,746	7,469	6,281
Advertising and marketing expense	962	1,214	1,444	1,410	1,049	5,030	4,597
Professional and legal expense	2,776	593	656	530	368	4,555	2,027
Brokerage fee expense	432	918	1,403	1,271	1,087	4,024	4,986
Telecommunication expense	757	681	689	681	693	2,808	2,617
Other intangibles amortization expense	871	874	878	881	972	3,504	1,971
Merchant card processing	3,815	3,487	3,474	3,270	3,045	14,046	6,210
Other operating expenses	6,998	4,888	7,805	4,747	4,676	24,438	17,017
	59,130	48,827	52,073	46,806	47,330	206,836	159,075
Income before income taxes	9,823	24,015	28,001	24,222	24,472	86,061	90,325
Income taxes	1,890	6,709	8,394	7,043	7,331	24,036	27,269
Income from continuing operations	$ 7,933	$ 17,306	$ 19,607	17,179	$ 17,141	$ 62,025	$ 63,056
Discontinued operations
Income (loss) from discontinued operations before income taxes	(741)	1,499	1,803	1,429	1,442	3,990	6,213
Gain on disposal of discontinued operations before income taxes	46,485	-	-	-	-	46,485	-
Income before income taxes	45,744	1,499	1,803	1,429	1,442	50,475	6,213
Income taxes	17,281	500	369	487	495	18,637	2,155
Income from discontinued operations	28,463	999	1,434	942	947	31,838	4,058
Net income	$ 36,396	$ 18,305	$ 21,041	$ 18,121	$ 18,088	$ 93,863	$ 67,114

	Three months ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2007	2007	2007	2007	2006	2007	2006
Common share data:
Basic earnings per common share from continuing operations	$ 0.23	$ 0.48	$ 0.54	$ 0.47	$ 0.47	$ 1.73	$ 2.02
Basic earnings per common share from discontinued operations	$ 0.81	$ 0.03	$ 0.04	$ 0.02	$ 0.02	$ 0.88	$ 0.13
Basic earnings per common share	$ 1.04	$ 0.51	$ 0.58	$ 0.49	$ 0.49	$ 2.61	$ 2.15
Diluted earnings per common share from continuing operations	$ 0.22	$ 0.48	$ 0.53	$ 0.46	$ 0.46	$ 1.70	$ 1.99
Diluted earnings per common share from discontinued operations	$ 0.80	$ 0.03	$ 0.04	$ 0.03	$ 0.03	$ 0.88	$ 0.13
Diluted earnings per common share	$ 1.02	$ 0.51	$ 0.57	$ 0.49	$ 0.49	$ 2.58	$ 2.12
Weighted average common shares outstanding	35,095,301	35,733,165	36,239,731	36,630,323	36,583,607	35,919,900	31,156,887
Diluted weighted average common shares outstanding	35,536,449	36,213,532	36,744,473	37,180,928	37,156,887	36,439,561	31,687,220

MB FINANCIAL, INC. & SUBSIDIARIES
SELECTED FINANCIAL DATA
(Amounts in thousands, except common share data)
(Unaudited)
	Three months ended					Year Ended
	December, 31,	September 30,	June 30,	March, 31	December, 31,	December, 31,	December, 31,
	2007	2007	2007	2007	2006	2007	2006

Performance Ratios(continuing operations):
Annualized return on average assets	0.40%	0.86%	1.00%	0.88%	0.86%	0.78%	0.96%
Annualized return on average equity	3.68	8.10	9.25	8.18	8.08	7.29	10.06
Annualized return on average tangible equity (1)	7.32	15.72	17.87	15.85	15.94	14.14	16.03
Net interest rate spread	2.76	2.81	2.79	2.80	2.85	2.79	3.03
Efficiency ratio (2)	73.46	61.47	59.86	60.98	61.47	63.90	59.77

Net interest margin	3.16	3.22	3.20	3.21	3.26	3.20	3.40
Tax equivalent effect	0.12	0.12	0.11	0.12	0.11	0.12	0.11
Net interest margin – fully tax equivalent basis (3)	3.28	3.34	3.31	3.33	3.37	3.32	3.51

Performance Ratios(total):
Annualized return on average assets	1.82%	0.91%	1.07%	0.93%	0.91%	1.19%	1.02%
Annualized return on average equity	16.86	8.57	9.93	8.63	8.53	11.03	10.70
Annualized return on average tangible equity (1)	31.83	16.60	19.14	16.69	16.79	21.14	17.04
Net interest rate spread	2.76	2.81	2.80	2.82	2.85	2.80	3.03
Efficiency ratio (2)	47.60	61.29	59.44	60.71	61.33	55.90	59.61

Net interest margin	3.17	3.24	3.22	3.24	3.26	3.22	3.41
Tax equivalent effect	0.12	0.12	0.12	0.11	0.11	0.11	0.11
Net interest margin – fully tax equivalent basis (3)	3.29	3.36	3.34	3.35	3.37	3.33	3.52

Asset Quality Ratios:
Non-performing loans to total loans	0.44%	0.44%	0.42%	0.46%	0.43%	0.44%	0.43%
Non-performing assets to total assets	0.33	0.31	0.28	0.30	0.31	0.33	0.31
Allowance for loan losses to total loans	1.16	1.14	1.14	1.16	1.19	1.16	1.19
Allowance for loan losses to non-performing loans	266.17	255.73	270.92	252.80	274.75	266.17	274.75
Net loan charge-offs to average loans (annualized)	0.29	0.18	0.21	0.33	0.24	0.25	0.24

Capital Ratios:
Tangible equity to assets (4)	6.28%	6.03%	5.92%	6.13%	5.93%	6.28%	5.93%
Equity to total assets	11.01	10.69	10.63	10.86	10.62	11.01	10.62
Book value per share (5)	24.91	24.02	23.46	23.46	23.10	24.91	23.10
Less: goodwill and other intangible assets, net of
tax benefit, per common share	11.43	11.13	11.05	10.88	10.85	11.43	10.85
Tangible book value per share (6)	13.48	12.89	12.41	12.58	12.25	13.48	12.25

Total capital (to risk–weighted assets)	11.71%	11.83%	11.62%	11.89%	11.80%	11.71%	11.80%
Tier 1 capital (to risk-weighted assets)	9.86	10.31	10.09	10.58	10.49	9.86	10.49
Tier 1 capital (to average assets)	8.18	8.61	8.25	8.50	8.39	8.18	8.39

(1)
Net cash flow available to stockholders (net income or net income on continuing operations, as appropriate, plus other intangibles amortization expense, net of tax benefit) / Average tangible equity (average equity less average goodwill and average other intangibles, net of tax benefit)

(2)	Equals total other expense divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale.
(3)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(4)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(5)	Equals total ending stockholders’ equity divided by common shares outstanding.
(6)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include net income and fully diluted earnings per share excluding certain items, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, tangible equity to assets ratio, tangible book value per share, and annualized cash return on average tangible equity.  Our management uses these non-GAAP measures in its analysis of our performance.  The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to stockholders’ equity (in thousands):

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006

Stockholders’ equity – as reported	$ 862,369	$ 854,903	$ 842,317	$ 856,702	$ 846,952
Less: goodwill	379,047	379,047	379,047	379,047	379,047
Less: other intangible assets, net of tax benefit	16,479	17,045	17,613	18,184	18,756
Tangible equity	$ 466,843	$ 458,811	$ 445,657	$ 459,471	$ 449,149

The following table presents a reconciliation of average tangible equity to average stockholders’ equity (in thousands):

	Three months ended					Year Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Average Stockholders’ equity – as reported	$ 856,362	$ 847,326	$ 849,816	$ 851,785	$ 841,353	$ 851,324	$ 627,069
Less: average goodwill	379,047	379,047	379,047	379,047	379,957	379,047	213,874
Less: average other intangible assets, net of tax benefit	16,671	17,245	17,805	18,396	19,113	17,524	11,901
Average tangible equity	$ 460,644	$ 451,034	$ 452,964	$ 454,342	$ 442,283	$ 454,753	$ 401,294

The following table presents a reconciliation of net cash flow available to stockholders to net income from continuing operations (in thousands):

	Three months ended					Year Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Net income – as reported	$ 7,933	$ 17,306	$ 19,607	$ 17,179	$ 17,141	$ 62,025	$ 63,056
Add: other intangible amortization expense, net of tax benefit	566	568	571	573	632	2,278	1,281
Net cash flow available to stockholders	$ 8,499	$ 17,874	$ 20,178	$ 17,752	$ 17,773	$ 64,303	$ 64,337

The following table presents a reconciliation of net cash flow available to stockholders to net income (in thousands):

	Three months ended					Year Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Net income – as reported	$ 36,396	$ 18,305	$ 21,041	$ 18,121	$ 18,088	$ 93,863	$ 67,114
Add: other intangible amortization expense, net of tax benefit	566	568	571	573	632	2,278	1,281
Net cash flow available to stockholders	$ 36,962	$ 18,873	$ 21,612	$ 18,694	$ 18,720	$ 96,141	$ 68,395

Reconciliations of net interest income on a fully tax equivalent basis to net interest income and net interest margin on a fully tax equivalent basis to net interest margin are contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per share to book value per share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended December 31,						Three Months Ended September 30,
	2007			2006			2007
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$ 1,270,259	$ 24,523	7.55%	$ 979,732	$ 20,085	8.02%	$ 1,177,597	$ 23,528	7.82%
Commercial – nontaxable (3)	7,237	136	7.35	9,038	185	8.01	7,362	140	7.44
Commercial loans collateralized by assignment of lease payments	482,851	8,214	6.80	370,574	6,312	6.81	435,777	7,577	6.95
Real estate commercial (6)	1,954,755	35,022	7.01	1,798,900	33,361	7.26	1,893,883	34,924	7.22
Real estate construction	837,266	17,367	8.12	817,253	18,112	8.67	867,641	18,793	8.48
Total commercial related credits	4,552,368	85,262	7.33	3,975,497	78,055	7.68	4,382,260	84,962	7.59
Other loans
Real estate residential (6)	365,441	5,553	6.08	357,817	5,449	6.09	357,839	5,430	6.07
Home equity	345,278	6,105	7.01	381,767	7,408	7.70	345,887	6,604	7.57
Indirect	144,939	3,016	8.26	107,668	2,360	8.70	136,911	3,541	10.26
Consumer loans	51,404	914	7.05	51,071	967	7.51	52,479	999	7.55
Total other loans	907,062	15,588	6.82	898,323	16,184	7.15	893,116	16,574	7.36

Total loans	5,459,430	100,850	7.33	4,873,820	94,239	7.67	5,275,376	101,536	7.64

Taxable investment securities	896,613	10,181	4.54	1,305,800	15,904	4.87	983,795	11,983	4.87
Investments securities exempt from federal income taxes (3)	391,272	5,614	5.61	340,547	4,910	5.64	385,582	5,517	5.60
Federal funds sold	8,253	95	4.50	39,686	528	5.21	4,214	52	4.83
Other interest bearing deposits	11,075	102	3.65	7,241	68	3.73	4,848	63	5.16
Total interest earning assets	6,766,643	116,842	6.85	6,567,094	115,649	6.99	6,653,815	119,151	7.10
Assets held for sale	220,281			397,875			360,785
Non-interest earning assets	931,324			938,117			940,049
Total assets	$ 7,918,248			$ 7,903,086			$ 7,954,649

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	1,299,002	9,615	2.94	1,048,702	7,387	2.79	1,297,887	10,930	3.34
Savings accounts	398,589	611	0.61	480,083	963	0.80	417,341	763	0.73
Certificates of deposit	2,194,238	25,953	4.69	2,351,866	27,991	4.72	2,243,190	27,106	4.79
Customer repos	361,524	2,932	3.22	289,820	2,663	3.65	316,275	3,051	3.83
Total core funding	4,253,353	39,111	3.65	4,170,471	39,004	3.71	4,274,693	41,850	3.88

Wholesale funding:
Public funds	302,206	3,834	5.03	242,335	3,121	5.11	298,215	3,952	5.26
Brokered accounts (includes fee expense)	458,278	5,904	5.11	629,271	7,807	4.92	400,479	5,191	5.14
Other short-term borrowings	532,206	6,797	5.07	280,258	3,775	5.34	500,383	6,566	5.21
Long-term borrowings	354,309	5,211	5.76	427,667	6,223	5.69	356,130	5,530	6.08
Total wholesale funding	1,646,999	21,746	5.24	1,579,531	20,926	5.26	1,555,207	21,239	5.42
Total interest bearing liabilities	$ 5,900,352	60,857	4.09	$ 5,750,002	59,930	4.14	$ 5,829,900	63,089	4.29
Non-interest bearing deposits	870,300			873,934			864,165
Liabilities held for sale	200,462			365,797			329,540
Other non-interest bearing liabilities	90,772			72,000			83,718
Stockholders’ equity	856,362			841,353			847,326
Total liabilities and stockholders’ equity	$ 7,918,248			$ 7,903,086			$ 7,954,649
Net interest income/interest rate spread (4)		$ 55,985	2.76%		$ 55,719	2.85%		$ 56,062	2.81%
Taxable equivalent adjustment		2,013			1,783			1,979
Net interest income, as reported		$ 53,972			$ 53,936			$ 54,083
Net interest margin (5)			3.16%			3.26%			3.22%
Tax equivalent effect			0.12%			0.11%			0.12%
Net interest margin on a fully tax equivalent basis (5)			3.28%			3.37%			3.34%
(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $1.7 million, $2.0 million and $1.7 million for the three months ended December 31, 2007, December 31, 2006, and September 30, 2007, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.
(6)
During the third quarter of 2007, multifamily residential real estate loans were reclassified from residential real estate loans to real estate commercial loans.  Prior periods have been reclassified to conform to the current period’s presentation.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Year Ended December 31,
	2007			2006
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$1,155,714	$91,092	7.77%	$879,234	$70,603	7.92%
Commercial – nontaxable (3)	9,338	754	7.96	5,027	373	7.32
Commercial loans collateralized by assignment of lease payments	427,215	29,388	6.88	312,869	20,945	6.69
Real estate commercial (6)	1,867,809	136,049	7.18	1,576,061	114,361	7.16
Real estate construction	853,000	72,772	8.41	666,649	58,504	8.66
Total commercial related credits	4,313,076	330,055	7.55	3,439,840	264,786	7.59
Other loans
Real estate residential (6)	356,489	21,607	6.06	267,884	16,371	6.11
Home equity	354,426	26,536	7.49	277,543	21,561	7.77
Indirect	130,605	11,144	8.53	70,436	5,446	7.73
Consumer loans	52,991	3,938	7.43	32,244	2,160	6.70
Total other loans	894,511	63,225	7.07	648,107	45,538	7.03

Total loans	5,207,587	393,280	7.55	4,087,947	310,324	7.59

Taxable investment securities	1,037,129	49,675	4.79	1,115,585	51,836	4.65
Investments securities exempt from federal income taxes (3)	374,025	21,326	5.62	305,930	17,316	5.58
Federal funds sold	8,853	449	5.00	15,148	774	5.04
Other interest bearing deposits	7,193	264	3.67	7,952	312	3.92
Total interest earning assets	6,634,787	464,994	7.01	5,532,562	380,562	6.88
Assets held for sale	341,734			393,003
Non-interest bearing assets	934,089			676,505
Total assets	$7,910,610			$6,602,070

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	1,213,001	37,569	3.10	778,795	18,475	2.37
Savings accounts	428,087	3,051	0.71	457,723	3,334	0.73
Certificates of deposit	2,264,361	108,228	4.78	1,774,939	76,741	4.32
Customer repos	321,423	11,744	3.65	195,686	6,091	3.11
Total core funding	4,226,872	160,592	3.80	3,207,143	104,641	3.26

Wholesale funding:
Public funds	287,874	14,926	5.18	186,357	8,934	4.79
Brokered accounts (includes fee expense)	434,729	21,875	5.03	713,596	33,624	4.71
Other short-term borrowings	491,258	25,610	5.21	436,205	21,853	5.01
Long-term borrowings	364,441	21,957	5.94	293,310	17,140	5.76
Total wholesale funding	1,578,302	84,368	5.35	1,629,468	81,551	5.00

Total interest bearing liabilities	$5,805,174	244,960	4.22	$4,836,611	186,192	3.85
Non-interest bearing deposits	860,557			708,100
Liabilities held for sale	313,414			365,380
Other non-interest bearing liabilities	80,141			64,910
Stockholders’ equity	851,324			627,069
Total liabilities and stockholders’ equity	$7,910,610			$6,602,070
Net interest income/interest rate spread (4)		$220,034	2.79%		$194,370	3.03%
Taxable equivalent adjustment		7,728			6,191
Net interest income, as reported		$212,306			$188,179
Net interest margin (5)			3.20%			3.40%
Tax equivalent effect			0.12%			0.11%
Net interest margin on a fully tax equivalent basis (5)			3.32%			3.51%
(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $6.7 million and $6.9 million for the year ended December 31, 2007, and December 31, 2006, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as percentage of average interest earning assets.
(6)
During the third quarter of 2007, multifamily residential real estate loans were reclassified from residential real estate loans to real estate commercial loans.  Prior periods have been reclassified to conform to the current period’s presentation.